EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made and entered into as of April __, 1999, by and between Success National Bank, a national banking organization ("Employer"), and Laurie K. Breitenstein ("Employee").

     WHEREAS, Employer and Employee desire to enter into an employment agreement governed by the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1.   EMPLOYMENT.

     1.1 Employment. Employer hereby retains and employs, and Employee accepts such retention and employment, to provide services hereunder as Senior Vice President and General Counsel of the Employer and Success Bancshares, Inc. ("Bancshares"). Employee shall be accountable to Employer through its Chief Executive Officer and Board of Directors.

     1.2 Duties and Obligations. As General Counsel, Employee shall perform all legal, executive and managerial duties incumbent upon such position. Employee will devote her full time and attention and give her best efforts to the performance of such legal, executive and managerial duties. It is intended that Employee may have other business investments or directorships and engage in civic, charitable and other such activities so long as such activities do not interfere with her duties hereunder. Employer shall not relocate Employee to a location more than 40 miles from the Employer's Lincolnshire location.

     1.3 Proprietary Property. Employee acknowledges that in the course of her employment with Employer, Employer will provide Employee with, or access to, customer lists, memoranda, files, records, trade secrets and such other proprietary information and property (collectively, the "Proprietary Property") as is necessary or desirable to assist Employee in her duties. Employee acknowledges that the Proprietary Property is the sole and exclusive property of Employer and is not available to the public at large. Employee agrees that she shall not, while in the employ of Employer or thereafter, communicate or divulge to, or use for the benefit of herself or any other person, firm or corporation, without the prior written consent of Employer, any information relating to the Proprietary Property. Upon termination of Employee's employment with Employer, Employee shall thereupon return all Proprietary Property in her possession or control to Employer.

2.   FINANCIAL ARRANGEMENTS.

     2.1 Compensation. As Employee's compensation for services provided hereunder, Employer shall do the following:

     (a) Salary. Employer shall pay Employee, pursuant to Employer's payroll schedule, an annual salary in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) during the term of this Agreement, subject to annual review and increase, but not decrease, by the Board of Directors of Employer.

     (b) Signing Bonus. Employer shall pay Employee promptly following the commencement of employment a signing bonus in the amount of Ten Thousand Dollars ($10,000).




     (c) Incentive Stock Option. Employer shall grant to Employee an incentive stock option to purchase five thousand (5,000) shares of Employee's Common Stock on the usual terms and conditions provided with respect to grants pursuant to Employees Stock Option Plan. The price per share for such option shall be at the closing price on the date of Employee's April meeting of its Board of Directors.

     (d) Bonus Plan. Employee shall participate in Employer's Executive Compensation Plan and Stock Option Plan, as adopted by Employer's Board of Directors and Shareholders.

     (e) Expenses. Employee shall be reimbursed on a monthly basis for all reasonable business expenses incurred by her in the performance of her duties hereunder, to the extent such expenses are substantiated and are consistent with the general policies of Employer relative to expense reimbursement.

     (f) Benefits. In addition to any compensation provided under this Agreement, Employee shall be entitled to participate in and receive benefits under any and all 401(k), pension, profit sharing and other employee benefit plans, stock purchase plan, insurance programs and other benefit programs which are, from time to time, maintained by Employer for its senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

     (g) Vacations. Employee shall be entitled to twenty (20) paid vacation days.

     (h) Automobile Allowance. Employee shall receive a non-accountable annual automobile expense allowance of Six Thousand Dollars ($6,000), payable in monthly installments. Such amounts are paid to reimburse in full Employee for all costs and expenses relating to the use and maintenance of her automobile used in performing Employee's duties.

3.   TERM AND TERMINATION.

     3.1 Term. This Agreement shall be effective for a period of three (3) years from the date hereof.

     3.2 Termination. This Agreement may also be terminated on the first to occur of any of the following events:

     (a) Agreement. Written agreement by both parties to terminate this Agreement.

     (b) Negligence; Misconduct. (i) substantial neglect of her duties hereunder by Employee, (ii) gross misconduct or (iii) any intentional act by Employee constituting fraud, misappropriation, embezzlement, dishonesty or similar act. Prior to termination of this Agreement under Section 3.2(b)(i) and 3.2(b)(ii) only, Employer shall be required to provide written notice to Employee of the act or omission complained of, giving reasonably specific details in describing necessary corrective action, and Employee shall be given a period of twenty (20) days in which to cure or correct such act or omission. If such act or omission is cured or corrected, the right of Employer to terminate this Agreement under Sections 3.2(b)(i) and 3.2(b)(ii) shall be extinguished.



     (c) Breach. Excluding actions or events which may cause termination of this Agreement as provided in Section 3.2(b), in the event of the breach of any of the terms and conditions of this Agreement by either party and the failure of the breaching party to correct such breach within ten (10) business days after receipt of written notice of such breach by the breaching party, such other party may terminate this Agreement immediately upon written notice of such termination to the breaching party.

     (d) Death or Disability. In the event Employee dies or becomes disabled, to the extent that she is physically or materially incapacitated for more than six (6) months in the aggregate over a period of twenty-four (24) months so that Employee is unable to perform her essential duties and functions hereunder, this Agreement may be terminated by Employer upon written notice to Employee.

     3.3 Effects of Termination. In the event of termination of this Agreement pursuant to Sections 3.1, 3.2(a), 3.2(b) or 3.2(d) hereof or termination by Employer pursuant to Section 3.2(c) hereof, Employer shall have no continuing obligation to Employee hereunder. In the event of termination by Employee pursuant to Section 3.2(c) hereof or termination by Employer for any reason not set forth in Section 3.1 or 3.2 hereof, Employer shall continue to pay Employee salary, bonus, if any is due, and benefits for the duration of the term.

4.   CHANGE OF CONTROL, SALE.

     4.1 Payment Upon Termination. Upon a Change of Control or an Announcement (as each is defined herein) of Employer or Bancshares, Employer shall pay Employee the sum of one times Employee's base salary in one lump sum payment or, if such payment is not permissible as a matter of law, then such other maximum payment, not to exceed one times Employee's base salary, as is lawful; provided, however, that such payment shall only be made if Employee is an employee of the Employer immediately prior to the public announcement of a definitive event which will cause such Change of Control ("Announcement") and either: (a) within three hundred sixty (360) days following such Announcement, Employee is terminated by Employer as an employee of the Employer for any reason; or (b) within one hundred eighty (180) days following such Change of Control, Employee terminates her employment with the Employer as a result of her reasonable determination that she is not comfortable continuing to work for Employer.

     4.2 Change of Control Defined. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:

     (a) The consummation of any of the following transactions: (i) a merger, recapitalization or other business combination of Employer or Bancshares with or into another corporation pursuant to which Employer or Bancshares, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Common Stock of Employer or Bancshares, as the case may be, are converted into cash, securities of another corporation or other entity or other property, other than a transaction in which the holders of such Common Stock immediately prior to such transaction (including any preliminary or other transaction relating to such transaction) will continue to own at least fifty (50%) percent of the total voting power of the then-outstanding securities of the surviving or continuing corporation immediately after such transaction or
(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Employer or Bancshares.

     (b) A transaction in which any person (including any "person" as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than Employer or Bancshares, an affiliate thereof or any profit-sharing, employee ownership or other employee benefit or similar plan sponsored by Employer or Bancshares or any subsidiaries thereof, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): shall become, through purchase or otherwise, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of related transactions), of securities of Employer or Bancshares, as the case may be, representing fifty (50%) percent or more of the total voting power of the then-outstanding securities of Employer or Bancshares, respectively, ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of the directors of either Employer or Bancshares.

     (c) If, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire board of directors ("Board") and any new director whose election by the Board or nomination for election by the stockholders of Employer or Bancshares, as the case may be, was approved by a vote of eighty (80%) percent of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

     4.3 Survival. The provisions of this Section 4 shall survive the expiration of this Agreement until such time as Employee shall no longer be an employee of the Employer.

5.   PAYMENT BY HOLDING COMPANY

     In view of Employee's contribution to Bancshares, any compensation or benefit provided for herein to Employee may, upon the approval of both the Boards of Directors of Employer and Bancshares, be paid by Bancshares.

6.   NON-SOLICITATION/NON-COMPETITION

     6.1 Non-Solicitation. Employee shall not, during the term of Employee's employment with Employer and for a period of six (6) months after the termination or expiration thereof, directly or indirectly, hire, offer to hire, divert, entice away, solicit or in any other manner persuade or attempt to persuade ("Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of Employer or Bancshares to discontinue, cease or alter his, her or its relationship with Employer or Bancshares.

     6.2 Non-Competition. Employee shall not, during the term of Employee's employment with Employer and for a period of six (6) months after the termination or expiration thereof, except in the event that (a) such termination occurs upon a Change of Control and otherwise as set forth in
Section 4.1 of this Agreement or (b) Employee is terminated by Employer as an employee of the Employer for any reason other than one described in Sections 3.2(a), 3.2(b)(i), (ii) or (iii) or 3.2(c), directly or indirectly, with respect to any business or activity whose principal place of business is located within ten (10) miles of the three (3) largest then-existing offices of
Employer: (i) engage in any business or activity that competes with the business of Employer or Bancshares; (ii) enter the employ of any person engaged in any business or activity that competes with the business of Employer or Bancshares other than as a lawyer, or render any services to any person for use in competing with the business of Employer or Bancshares; or (iii) have an interest in any person engaged in any business or activity that competes with the business of Employer or Bancshares, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, creditor or consultant or any other relationship or capacity. Anything to the contrary notwithstanding, the Employer and Employee agree that nothing set forth in this
Section 6 shall prohibit or limit Employee's future practice or retention as an attorney.

     6.3 Remedies Upon Breach. Employee acknowledges and agrees that (a) Employer shall be irreparably injured in the event of a breach by Employee of any of Employee's obligations under this Section 6.3; (b) monetary damages shall not be an adequate remedy for any such breach; (c) Employer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims which Employee may have against Employer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Employer of any of its rights under this Section 6.3.

     6.4 Enforcement. The covenants and obligations of Employee contained in this Section 6 shall be in addition to, and not in lieu of, any covenants and obligations which Employee may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability, shall survive the termination of this Agreement.

     6.5 Survival. The provisions of this Section 6 shall survive until the later of (a) six (6) months following the expiration of this Agreement and (b) six (6) months following the termination of Employee's employment with Employer.

7.   MISCELLANEOUS

     7.1 Assignment. This Agreement and all rights and benefits hereunder are personal to Employee and to Employer. Accordingly, no rights, interests or benefits hereunder shall be sold, transferred or assigned without the prior written consent of the other party.

     7.2 Employment Status of Employee. It is expressly acknowledged that Employee, in the performance of her services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from the compensation paid to Employee any sums for income tax, social security or any other withholding taxes as are required by law.

     7.3 Extension of Employment. Employer and Employee agree to discuss in good faith to continuation of Employee's employment in at a reasonable time prior or six (6) months before the expiration of the term as set forth in paragraph 3.1 hereof.



     7.4 Changes or Modifications. No change or modification of this Agreement shall be valid unless the same shall be in writing signed by Employer and Employee. No waiver of any provision hereof shall be valid unless in writing and signed by the party against whom charged.

     7.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the matters set forth herein. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter.

     7.6 Notices. Notice required herein shall be effective when delivered in person or sent by United States Certified Mail, postage prepaid and addressed to or such other address as notified:

     Employer: Board of Directors
               Success National Bank
               One Marriott Drive
               Lincolnshire, Illinois  60069-3703

     Employee: Laurie K. Breitenstein
               916 West Schubert
               Chicago, Illinois  60614

     7.7 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of Illinois.

     7.8 Separability. The inability or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     7.9 Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as a waiver of any subsequent breach of the same or any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.

                              EMPLOYER:
                                   SUCCESS NATIONAL BANK

                              By:____________________________
                                   Wilbur G. Meinen, Chairman
                                   EMPLOYEE:

                              _______________________________
                              Laurie K. Breitenstein